Exhibit 10.13

FOURTH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT (the “Agreement”) is made as of the 10th day of January 2011, by and among Rib-X Pharmaceuticals, Inc. (the “Company”), the parties listed on Schedule 1 hereto (the “Founders”), the parties listed on Schedule 2 hereto (the “Other Stockholders” and together with the Founders, the “Common Stockholders”), the parties listed on Schedule 3 hereto as Series A-L Stockholders (the “Series A-L Holders”), the parties listed on Schedule 3 hereto as Series A-1 Stockholders (the “Series A-1 Holders”), the parties listed on Schedule 3 hereto as Series B Stockholders (the “Series B Holders”), the parties listed on Schedule 3 hereto as Series C Stockholders (the “Series C Holders”), the parties listed on Schedule 4 hereto as Tier I Noteholders (the “Tier I Noteholders”), the parties listed on Schedule 4 hereto as Tier II Noteholders (the “Tier II Noteholders”), the parties listed on Schedule 4 hereto as Senior Noteholders (the “Senior Noteholders”, and together with the Tier I Noteholders and the Tier II Noteholders, the “Noteholders”) and the parties listed on Schedule 4 hereto as Warrantholders (the “Warrantholders”) (the Series C Holders, the Series B Holders, the Series A-L Holders and the Series A-1 Holders being collectively referred to herein as the “Preferred Stockholders” and the Common Stockholders, the Preferred Stockholders, the Noteholders and the Warrantholders being collectively referred to herein as the “Securityholders”).

RECITALS

WHEREAS, the Company and the Senior Noteholders have entered into that certain Senior Convertible Demand Promissory Note Purchase Agreement, dated as of January 10, 2011 (the “Senior Note Purchase Agreement”);

WHEREAS, as a condition to entering into the Senior Note Purchase Agreement, the Senior Noteholders purchasing Senior Convertible Demand Promissory Notes pursuant to the Senior Note Purchase Agreement (the “Senior Notes”) have required that the Company and the Securityholders enter into this Agreement;

WHEREAS, the Company and the parties hereto are bound by a Third Amended and Restated Stockholders Agreement dated as of June 8, 2006, among the Company and the Stockholders thereunder, as amended by that certain Amendment to Third Amended and Restated Stockholders Agreement dated as of January 7, 2009 and that certain Amendment No. 2 to Third Amended and Restated Stockholders Agreement, dated as of May 28, 2010 (the “Prior Agreement”);

WHEREAS, the Company and such parties to the Prior Agreement believe that it is in the best interests of the Company and each of them to amend and restate that Prior Agreement in its entirety;

WHEREAS, pursuant to Section 7.4 of the Prior Agreement, the parties hereto that are (i) holders of at least a majority of the outstanding shares of Stock (calculated on an as-if-converted and as-if-exercised basis), (ii) holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock (as defined below) and Series C Convertible Preferred Stock (as defined below) and (iii) the Eligible Securities Majority (as defined below) desire to terminate the Prior Agreement and to accept the rights and obligations created pursuant hereto in lieu of the rights and obligations granted to them under the Prior Agreement;

WHEREAS, pursuant to Section 9.09 of the Series B Stock Purchase Agreement (as defined below), the Company and at least 60% of the holders of outstanding shares of Series B Convertible Preferred Stock wish to amend certain terms of the Series B Stock Purchase Agreement;

WHEREAS, pursuant to Section 7.09 of the Series C Stock Purchase Agreement (as defined below), the Company and a majority of the holders of outstanding shares of Series C Convertible Preferred Stock wish to amend certain terms of the Series C Stock Purchase Agreement; and

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has determined that it is in the best interests of the Company that the Company enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree that the Prior Agreement shall be terminated and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. The following terms shall have the following meanings whenever used in this Agreement:

(a) “Affiliate” shall mean with respect to any party, any partner or other equity holder of such party, or any person that, directly or indirectly, controls, is controlled by, or is under common control with, such party.

(b) “as-if-converted and as-if-exercised basis” shall mean assuming (i) conversion of each share of Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock (collectively, the “Convertible Preferred Stock”), into the number of shares of Common Stock into which such share of Convertible Preferred Stock would convert if such share then converted pursuant to Section 3(a) of the Charter (subject to adjustment as provided in Section 3(d) thereof), (ii) conversion of the Notes into (A) the number of shares of Common Stock into which such Notes would convert by dividing (x) the Outstanding Amount (as defined in the applicable Notes) by (y) the Base Conversion Price (as defined in the applicable Notes) as of the date of determination or (B) if in connection with, or subsequent to, an equity financing (as defined in the applicable Notes) or IPO (as defined in the applicable Notes), the number of shares of Common Stock into which such Notes would convert pursuant to the terms of the Notes or pursuant to the terms of New Securities (as defined in the applicable Notes) in connection with such equity financing or IPO and (iii) exercise of the

Warrants and issuance of the maximum number of shares of Common Stock then issuable thereunder in exchange therefor.

(c) “Bona Fide Offer” shall mean a legally enforceable offer in writing for the purchase of Shares owned by any of the Securityholders, made and signed by an offeror or offerors (the “Offeror”) who is (or who are) a person or persons or entity or entities financially capable of carrying out the terms of such Bona Fide Offer.

(d) “Charter” shall mean the Company’s Seventh Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware, as may be amended or amended and restated from time to time after the date hereof.

(e) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.

(f) “Drag-Along Event” shall mean any transaction (including, without limitation, any change of control transaction, joint venture, partnership, liquidation or Repayment Event (as defined in the Notes)) approved by the Senior Eligible Securities Majority.

(g) “Eligible Securities” shall have the definition ascribed to such term in the Charter.

(h) “Eligible Securities Majority” shall have the definition ascribed to such term in the Charter.

(i) “Investor Securityholder” shall, subject to Section 4.5 hereof, mean any Securityholder (including any such Securityholder’s Permitted Notes Transferees) that beneficially owns Senior Notes.

(j) “Junior Notes” means the Tier I Notes and the Tier II Notes.

(k) “Junior Note Purchase Agreement” means the Subordinated Convertible Promissory Note Purchase Agreement, dated as of January 7, 2009, by and among the Company and the Purchasers listed therein (as the same may be amended from time to time).

(l) “Notes” means the Junior Notes and the Senior Notes.

(m) “Offered Shares” shall mean the Shares owned by a Securityholder of the Company (herein referred to as a “Selling Securityholder”) that are proposed to be purchased from such Selling Securityholder in a Bona Fide Offer.

(n) “Permitted Notes Transferees” means any transferee of Senior Notes approved by the Eligible Securities Majority and designated as an “Investor Securityholder” for purposes of this Agreement.

(o) “Preferred Stock” shall mean the Series A-1 Convertible Preferred Stock, Series A-L Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

(p) “Qualified Offering” shall have the definition ascribed to such term in the Charter.

(q) “Registered Notice” shall mean all notices, consents and other communications made hereunder, which shall be in writing and shall be: (i) delivered in person; (ii) mailed by certified or registered mail, return receipt requested; (iii) sent by a recognized overnight courier service; or (iv) sent by e-mail, facsimile or other means or electronic communication, for which evidence of delivery is automatically generated (provided that if notice is provided pursuant to this clause (iv), such communication is followed promptly by a communication in the form provided under clauses (i), (ii) or (iii)), addressed as follows:

(a)	if to the Company or any other party hereto, at the address of such party set forth in the applicable Schedule hereto, with a copy to the Company’s counsel;

(b)	if to any subsequent Securityholder, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address as shall have been furnished in writing by the addressee to the others. Registered Notices shall be effective: (i) upon delivery, if delivered in person; (ii) three (3) days after deposit in the U.S. mails, if mailed; (iii) on the day following deposit with the courier service, if sent by overnight courier; and (iv) upon transmission, if sent by e-mail, facsimile or other means of electronic communication. If such Registered Notice is sent with respect to a Bona Fide Offer, such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the number of Shares proposed to be sold by the Selling Securityholder, the price thereof and all of the terms and conditions thereof, with the name(s), address(es) (both home and office) and business(es) or other occupation(s) of the offeror or offerors. Any notice which does not contain all such requisite information shall not be considered a “Registered Notice” for the purposes of Section 3 hereof.

(r) “Securities Act” shall mean the United States Securities Act of 1933, as amended.

(s) “Senior Eligible Securities” shall have the definition ascribed to such term in the Charter.

(t) “Senior Eligible Securities Majority” shall have the definition ascribed to such term in the Charter.

(u) “Senior Note Purchase Agreement” means the Senior Convertible Demand Promissory Note Purchase Agreement, dated as of January 10, 2011, by and among the Company and the Purchasers listed therein.

(v) “Senior Notes” means the Senior Convertible Demand Promissory Notes issued pursuant to the Senior Note Purchase Agreement.

(w) “Senior Subordinated Note Purchase Agreement” means the Senior Subordinated Convertible Demand Promissory Note Purchase Agreement, dated as of May 28,

2010, by and among the Company and the Purchasers listed therein (as the same may be amended from time to time).

(x) “Series A-1 Convertible Preferred Stock” shall mean those shares of Preferred Stock which have been designated Series A-1 Convertible Preferred Stock and any subseries of the Series A-1 Convertible Preferred Stock now or hereafter created thereunder (including but not limited to the Series A-1(A) Convertible Preferred Stock).

(y) “Series A-L Convertible Preferred Stock” shall mean those shares of Preferred Stock which have been designated Series A-L Convertible Preferred Stock.

(z) “Series B Convertible Preferred Stock” shall have the meaning given to such term in the recitals hereto and shall include any subseries of the Series B Convertible Preferred Stock now or hereafter created thereunder (including, but not limited to the Series B-1 Convertible Preferred Stock).

(aa) “Series B Stock Purchase Agreement” shall mean that certain Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, dated as of April 28, 2003, between the Company and certain Preferred Stockholders.

(bb) “Series C Convertible Preferred Stock” shall have the meaning given to such term in the recitals hereto and shall include any subseries of the Series C Convertible Preferred Stock now or hereafter created thereunder (including, but not limited to the Series C-1 Convertible Preferred Stock).

(cc) “Series C Stock Purchase Agreement” shall mean that certain Series C Convertible Preferred Stock Purchase Agreement, dated as of June 8, 2006, between the Company and certain Preferred Stockholders.

(dd) “Shares” shall mean all shares of capital Stock of the Company now beneficially owned or hereafter acquired by the Securityholders (including, without limitation, any Warrants, Notes or other security exercisable or convertible into Shares now beneficially owned or hereafter acquired by the Securityholders).

(ee) “Stock” shall mean the Common Stock and the Preferred Stock.

(ff) “Stockholders” shall mean the Preferred Stockholders and the Common Stockholders.

(gg) “Tier I Notes” shall mean the Subordinated Convertible Promissory Notes issued pursuant to the Junior Note Purchase Agreement.

(hh) “Tier II Notes” shall mean the Senior Subordinated Convertible Demand Promissory Notes issued pursuant to the Senior Subordinated Note Purchase Agreement.

(ii) “Warrants” means the Warrants to Purchase Common Stock of the Company issued pursuant to (i) the Junior Note Purchase Agreement, (ii) the Senior Subordinated Note Purchase Agreement and (iii) the Senior Note Purchase Agreement.

(jj) “WP” means WP VIII Finance, L.P.

SECTION 2

RESTRICTION OF STOCK

2.1 Scope of Agreement. This Agreement shall apply to all transfers of Shares by the Securityholders, whether voluntary, involuntary or by operation of law, whether resulting from bankruptcy, insolvency or otherwise.

2.2 Restrictions on Transfer and Issuance. Except as otherwise provided in this Agreement, or except in the event of a sale of all or substantially all of the Company’s voting securities or assets, as approved by the Board of Directors and (i) the Eligible Securities Majority or (ii) if there are no Eligible Securities outstanding, the holders of at least a majority of the outstanding Preferred Stock, no Securityholder shall sell, exchange, deliver or assign, dispose of, or give, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution and succession), any or all of its Shares. If requested by the Company, each Registered Notice relating to a proposed transfer of Shares shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws.

2.3 Agreement Binding Upon Transferees. If at any time or from time to time any Shares are transferred by a Securityholder to any party (other than the Company) pursuant to any provision hereof, the transferee shall take such Shares pursuant to all provisions, conditions and covenants of this Agreement and, as a condition precedent to such transfer of Shares and to the right to have the transfer of such shares of Stock registered in the Company’s stock transfer record, the transferee shall agree (for and on behalf of the transferee, the transferee’s legal representatives, permitted transferees and assigns) in writing to be bound by all provisions of this Agreement as a party hereto and in the capacity of Securityholder hereunder. If there shall be any transfer to any person or entity pursuant to any provision of this Agreement and in compliance with the provisions of this Section 2.3, all references herein to the Securityholders shall thereafter be deemed to include such transferee or transferees.

2.4 Stock Transfer Record. The Company shall keep a stock transfer book in which shall be recorded the name and address of each Stockholder. No transfer or issuance of any shares of Stock shall be effective or valid unless and until recorded in such stock transfer book. The Company agrees not to record any transfer or issuance of shares of Stock in such stock transfer book unless the transfer or issuance is in strict compliance with all provisions of this Agreement. The parties agree that in the event a Securityholder desires to make a transfer within the provisions hereof, such Securityholder shall furnish to the Company such evidence of compliance with this Agreement as may be reasonably required by the Board of Directors, or by counsel for the Company.

2.5 Endorsement on Stock Certificates. Each certificate representing shares of Stock of the Company now or hereafter held by a Stockholder or any of his, her or its transferees shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

“THE VOLUNTARY OR INVOLUNTARY ENCUMBERING, TRANSFER OR OTHER DISPOSITION (INCLUDING WITHOUT LIMITATION, ANY DISPOSITION PURSUANT TO THE LAWS OF BANKRUPTCY, INTESTACY, DESCENT AND DISTRIBUTION OR SUCCESSION) OF THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE IS RESTRICTED UNDER THE TERMS OF A SECURITYHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, TO WHICH THE HOLDER OF THIS CERTIFICATE IS A PARTY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF RIB-X PHARMACEUTICALS, INC. UPON WRITTEN REQUEST OF ANY SECURITYHOLDER OF THE COMPANY, THE COMPANY SHALL FURNISH, WITHOUT CHARGE TO SUCH SECURITYHOLDER, A COPY OF SUCH AGREEMENT.”

A certificate shall not bear the first such legend if in the opinion of counsel reasonably satisfactory to the Company the securities being sold thereby may be publicly sold without registration under the Securities Act.

2.6 Agreements by the Company. The Company agrees, for and on behalf of itself and its successors and assigns, that: (a) it hereby consents to this Agreement; (b) it shall not issue, transfer or reissue any Shares in violation of the provisions of this Agreement; and (c) all certificates representing shares of capital Stock of the Company issued by the Company and held by a Securityholder or any of its transferees shall bear an endorsement in substantially the form specified in Section 2.5 hereof.

2.7 Specific Performance. Strict compliance shall be required with each and every provision of this Agreement, it being understood and agreed that no Securityholder shall, as set forth in Section 2.2 hereof, have the right or power to sell or assign any of his, her or its Shares except in strict compliance with this Agreement. The parties hereto agree that the Shares are unique, that failure to perform the obligations provided by this Agreement shall result in irreparable damage and that specific performance of these obligations may be obtained by suit in equity.

2.8 Permitted Transfer in Event of Death. Notwithstanding the provisions of Section 2.2 hereof and subject to the requirements of this Agreement, with respect to Securityholders that are individuals, in the event of a Securityholder’s death, all of the Shares registered on the books of the Company in the name of such deceased Securityholder may be transferred to the executor, administrator, personal representative or estate (collectively, the “Securityholder’s Estate”) of such deceased Securityholder (and such transfers shall be registered on the books of the Company); provided, however, that, as conditions precedent to the transfer of such Shares, the Securityholder’s Estate shall: (a) provide (or cause to be provided) to the Company (if requested by the Company) sufficient evidence of the legal right and authority of such prospective transferee to have such Shares so transferred and registered; and (b) comply with the provisions of this Agreement.

2.9 Permitted Transfers to Family Members and Affiliates. Notwithstanding the provisions of Section 2.2 hereof and subject to the requirements of this Agreement, a Securityholder may transfer any or all of his or her Shares to his or her spouse or children or to a trust established for the benefit of his or her spouse, children or himself or herself, in the case of Securityholders that are individuals, or to any Affiliate, in the case of Securityholders that are not individuals (each such transferee being herein referred to as a “Permitted Transferee”); provided, however, that, as conditions precedent to the transfer of such Shares, the Permitted Transferee shall: (a) provide (or cause to be provided) to the Company (if requested by the Company) sufficient evidence of the legal right and authority of such prospective transferee to have such Shares so transferred and registered; and (b) comply with the provisions of this Agreement.

SECTION 3

RIGHTS OF FIRST REFUSAL

AND TAG ALONG RIGHTS IN SALES BY SECURITYHOLDERS

3.1 Notice of Bona Fide Offer. If a Selling Securityholder shall receive a Bona Fide Offer and in the further event that the Selling Securityholder shall desire to accept such Bona Fide Offer, then the Selling Securityholder shall promptly send Registered Notice (i) to the Company and (ii) if the Selling Securityholder is a Founder, Preferred Stockholder, Noteholder or Warrantholder, to the Investor Securityholders (“Notice of Proposed Sale”), offering to sell the Offered Shares to the Company and the Investor Securityholders at the same price and upon the same terms and conditions as are contained in the Bona Fide Offer in the manner set forth in Section 3.2 hereof. Upon compliance with the provisions of this section, the Company and the Investor Securityholders shall then have such rights and privileges, for the prescribed time period, as are set forth in Section 3.2 hereof.

3.2 Procedure Relating to Receipt of a Bona Fide Offer. Whenever under Section 3.1 hereof a Bona Fide Offer has been received by the Selling Securityholder and Notice of Proposed Sale has been sent by the Selling Securityholder to the Company and, if applicable, the Investor Securityholders, the following procedure shall be complied with:

(a) Company Option. For a period of thirty (30) days after receipt of a Notice of Proposed Sale, the Company shall have the right to purchase all or any part of the Offered Shares at the monetary value per Share designated in the Notice of Proposed Sale. Not later than thirty (30) days after delivery of the Notice of Proposed Sale, the Company shall deliver to the Selling Securityholder and, if the Selling Securityholder is a Founder, Preferred Stockholder, Noteholder or Warrantholder, the Investor Securityholders, a Registered Notice (the “Company Notice”) stating the number of Offered Shares (if any) for which the Company has accepted the offer stated in the Notice of Proposed Sale, or that the Company does not desire to purchase any of the Offered Shares. The closing of any purchase of Offered Shares by the Company shall take place no later than fifteen (15) days after the end of the thirty (30) day period set forth above if the Company is purchasing all of the Offered Shares and no later than fifteen (15) days after the end of the thirty (30) day period set forth in Subsection (b) below if the Company is purchasing less than all of the Offered Shares. Notwithstanding the foregoing, the requirements of this Section 3.2(a) and the notice requirement of Section 3.1, as it applies to notice to the Company, may be waived by the Senior Eligible Securities Majority.

(b) Securityholder Option. If the Company has not elected to purchase all of the Offered Shares pursuant to Section 3.2(a) and the Selling Securityholder is a Founder, Preferred Stockholder, Noteholder or Warrantholder, the procedures of this Section 3.2(b) shall be complied with. For a period of thirty (30) days after receipt of the Company Notice, each Investor Securityholder shall have the right to purchase all or any part of its Proportionate Percentage (as defined below) of the Offered Shares not purchased by the Company at the monetary value per Share designated in the Notice of Proposed Sale, pursuant to the terms of this Section 3.2. Not later than thirty (30) days after delivery of the Company Notice, each Investor Securityholder desiring to purchase all or any part of its Proportionate Percentage of the Offered Shares not purchased by the Company (each, a “Buying Securityholder”) shall deliver to the Company, the other Investor Securityholders and the Selling Securityholder Registered Notice (the “Buying Securityholder’s Notice”) stating that the Buying Securityholder has accepted the offer stated in the Notice of Proposed Sale with respect to all or any part of its Proportionate Percentage of the Offered Shares not purchased by the Company. If one or more of the Buying Securityholders elects not to purchase all of the Offered Shares not purchased by the Company which it is entitled to purchase pursuant to this Section 3.2(b), the other Investor Securityholders, by written notice to the Company and the Selling Securityholder within five (5) days after the end of the thirty (30) day period set forth above, may elect to purchase all or a part of such unpurchased Offered Shares pro rata between or among them or in such other manner as they may agree. The closing of any purchase of the Offered Shares by the Buying Securityholders shall take place no later than fifteen (15) days after the end of the thirty (30) day period set forth above, and shall take place on the same day as the closing of the purchase of Offered Shares by the Company pursuant to Section 3.2(a) if the Company is purchasing Offered Shares. As used in this Section 3.2(b), the term “Proportionate Percentage” shall mean, with respect to each Buying Securityholder, a fraction, the numerator of which is the number of shares of Common Stock into which the Senior Notes held by such Buying Securityholder are convertible as of the date of the Notice of Proposed Sale, and the denominator of which is the total number of shares of Common Stock into which the Senior Notes held by all Investor Securityholders (other than the Selling Securityholder if such Selling Securityholder is an Investor Securityholder) on such date. Notwithstanding the foregoing, the requirements of this Section 3.2(b) and the notice requirement of Section 3.1, as it applies to notice to the Investor Securityholders may be waived by the Senior Eligible Securities Majority.

(c) Closing. The place for the closing of any purchase and sale described in Sections 3.2(a) and 3.2(b) shall be the principal office of the Company or at such other place as the parties shall agree. At the closing, the Selling Securityholder shall accept payment on the terms offered by the proposed transferee named in the Notice of Proposed Sale; provided, however, that the Company and Buying Securityholders, as applicable, shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold. If the terms of the Notice of Proposed Sale provide for non-monetary consideration, the Company and Buying Securityholder(s), as applicable, shall pay the fair market value of such non-cash consideration, as determined in good faith by the Board of Directors. At the closing, the Selling Securityholder shall deliver to the Company and Buying Securityholders, as applicable, in exchange for Shares purchased and sold at the closing, certificates for the number of Shares stated in the Selling Securityholder’s Notice, accompanied by duly executed instruments of transfer.

(d) Failure to Purchase All Offered Shares; Transfers to Third Parties. If the Company and Buying Securityholders in aggregate fail to accept the offer stated in the Notice of Proposed Sale with respect to all of the Offered Shares in accordance with the procedures set forth in this Section 3.2, the Selling Securityholder shall be free to sell all, but not less than all, of the Offered Shares not purchased by the Company and the Buying Securityholders to the designated transferee at a price and on terms no less favorable to the Selling Securityholder than described in the Notice of Proposed Sale; provided, however, that: (i) the Selling Securityholder must provide Registered Notice of its intent to proceed with the sale (the “Second Notice of Transfer”); and (ii) such sale must be consummated no later than ninety (90) days after the giving of the Notice of Proposed Sale pursuant to Section 3.2(a). As a condition precedent to the effectiveness of a transfer pursuant to this Section 3.2(d), the proposed transferee(s) shall agree in writing prior to such transfer to become a party to this Agreement and shall thereafter be permitted to transfer Shares only in accordance with this Agreement.

3.3 Participation in Sales.

(a) Tag-Along Right. In the event that: (i) any Securityholder (the “Offeree”) receives a Bona Fide Offer from a third party or parties other than the Company or any other Securityholder (the “Third Party Buyer”) to purchase Shares owned by the Offeree; (ii) the Company and the Investor Securityholders do not exercise their respective rights of first refusal under Section 3.2 hereof with respect to all of the Offered Shares; and (iii) the Offeree proposes to sell or otherwise transfer the Offered Shares not purchased by the Company and the Investor Securityholders (the “Tag-Along Shares”) to the Third Party Buyer pursuant to the Bona Fide Offer, then each Investor Securityholder shall have the right to sell to the Third Party Buyer, at the same price per share and on the same terms and conditions as stated in the Bona Fide Offer, that portion of the Tag-Along Shares as the number of shares of Common Stock into which the Senior Notes held by such Investor Securityholder are convertible as of the date of the Bona Fide Offer bears to the total number of shares of Common Stock into which the Senior Notes held by all Investor Securityholders (other than the Offeree, if the Offeree is an Investor Securityholder) are convertible as of the date thereof. Notwithstanding the foregoing, the requirements of this

Section 3.3(a) may be waived by the Senior Eligible Securities Majority. Notwithstanding the foregoing, this Section 3.3 shall not apply to any transfers in connection with a transaction that results in a termination of this Agreement pursuant to Section 7.8(d).

(b) Notice of Offer and Intent to Participate. If an Investor Securityholder wishes to participate in any sale pursuant to Section 3.3(a) it shall provide a Registered Notice to the Offeree stating such intention and the number of Shares it wishes to sell pursuant to this Section 3.3 not later than fifteen (15) days after delivery of the Second Notice of Transfer (as described in Section 3.2(d) above). If the Offeree does not receive such Registered Notice from an Investor Securityholder within such fifteen (15) day period, the Offeree shall be free to consummate the proposed transaction without any obligation to include such Investor Securityholders’ Shares in such transaction; provided, however, that such sale must be consummated within the ninety (90) day period described in Section 3.2(d).

(c) Sale of Tag-Along Shares. The Offeree and each Investor Securityholder that provided timely notice in accordance with Section 3.3(b) above shall sell to the Third Party Buyer all, or at the option of the Third Party Buyer, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Third Party Buyer than those stated in the Bona Fide Offer; provided, however, that any purchase of less than all of such Shares by the Third Party Buyer shall be made from the Offeree and each Investor Securityholder pro rata based upon the relative amount of the shares that the Offeree and such Investor Securityholder is entitled to sell pursuant to Section 3.3(a).

3.4 Certain Arrangements.

(a) Drag-Along Rights. So long as any Senior Eligible Securities remain outstanding, if the Senior Eligible Securities Majority approves or otherwise elects to pursue a transaction that is a Drag-Along Event, then each Securityholder shall consent to, and vote its Shares (including, without limitation, any Shares in respect of any warrants, notes or other security exercisable or convertible into Shares held by such Securityholder) in favor of, the Drag-Along Event and take such action necessary to comply herewith and facilitate the Drag-Along Event, and if the Drag-Along Event is structured as (a) a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Securityholder hereby waives any dissenters’ rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (b) a sale of the stock of the Company, the Securityholders hereby agree to sell their Shares and, to the extent applicable, other Company securities (including, without limitation, any Shares issuable in respect of any warrants, notes or other security exercisable or convertible into Shares held by such Securityholder) on the terms and conditions approved by the Senior Eligible Securities Majority, provided that the proceeds available for distribution to the Company’s stockholders shall be distributed in accordance with the terms of the Charter.

(b) Other Voting Arrangements. So long as any Senior Eligible Securities remain outstanding, in connection with any public offering of securities by the Company (a “Public Offering”) requested by the Senior Eligible Securities Majority to be pursued by the Company, each Securityholder (i) will, at the request of the Senior Eligible Securities Majority, consent to and vote its Shares and, to the extent applicable, other securities in respect of the Company

(including, without limitation, any Shares issuable in respect of any warrants, notes or other security exercisable or convertible into Shares held by such Securityholder) in favor of such Public Offering and (ii) hereby consents to the conversion of, and hereby elects to convert, all Preferred Stock and Notes then held by such Securityholder into Common Stock (subject to the consummation of the public offering).

(c) Further Assurances. Each Securityholder shall take, and cause to be taken, all such further actions as may be reasonably requested to evidence or effectuate the provisions of subsections (a) and (b) of this Section 3.4.

3.5 Grant of Proxy. Each Securityholder hereby irrevocably constitutes and appoints the Company, on the one hand, and Senior Eligible Securities Majority, on the other hand, acting jointly and any representative or agent thereof with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Securityholder and in the name of such Securityholder or in its own name, for the purpose of carrying out the terms of Section 3.4 or the terms of the last paragraph of Section 5.1 hereof, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such provisions, including without limitation any amendment to this Agreement in respect thereof or relating thereto. This proxy is coupled with an interest and is irrevocable, and each Securityholder will take such further action and execute such other instruments as may be necessary to effect the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its Shares. Each Securityholder hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

SECTION 4

RIGHT OF PARTICIPATION IN SALES BY THE COMPANY

4.1 Right of Participation. Except as provided in Section 4.3(e) or 4.4 of this Agreement, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (a) any equity security of the Company, including without limitation, shares of Stock, (b) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company, or (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell such securities (the “Offered Securities”) to the Investor Securityholders as follows: the Company shall offer to sell to each Investor Securityholder (i) that portion of the Offered Securities as the number of shares of Common Stock into which the Senior Notes then held by such Investor Securityholder can be converted bears to the total number of shares of Common Stock into which the Senior Notes then held by all Investor Securityholders can be converted on such date (the “Basic Amount”), and (ii) such additional portion of the Offered Securities as such Investor Securityholder shall indicate it will purchase should the other Investor Securityholders subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Investor Securityholder (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) business days from receipt of the offer. For purposes of this Section 4, an Investor Securityholder shall include any fund managed by the principals of that Investor Securityholder.

4.2 Notice of Acceptance. Notice of each Investor Securityholder’s intention to accept, in whole or in part, any Offer made pursuant to Section 4.1 shall be evidenced by a writing signed by such Investor Securityholder and delivered to the Company prior to the end of the 20 business day period of such offer, setting forth such of the Investor Securityholder’s Basic Amount as such Investor Securityholder elects to purchase and, if such Investor Securityholder shall elect to purchase all of its Basic Amount, such Undersubscription Amount, if any, as such Investor Securityholder shall offer to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Investor Securityholders are less than the total portion of the Offered Securities offered to the Investor Securityholders, then each Investor Securityholder who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amount is has subscribed for, the Undersubscription Amount it has offered to purchase; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor Securityholder who has offered to purchase any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount that such Investor Securityholder has offered to purchase bears to the total Undersubscription Amounts that all Investor Securityholders have offered to purchase, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

4.3 Conditions to Acceptances and Purchase.

(a) Permitted Sales of Refused Securities. If Notices of Acceptance are not given by the Investor Securityholders in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in Section 4.1 to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor Securityholders (the “Refused Securities”) to the person or persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other person or persons than those set forth in the Offer.

(b) Reduction in Amount of Offered Securities. If the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.3(a) above), then each Investor Securityholder may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notices of Acceptance to an amount which shall be not less than the amount of the Offered Securities which it elected to purchase pursuant to Section 4.2 multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. If any Investor Securityholder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Investor Securityholders in accordance with Section 4.1.

(c) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other person or persons of all or less than all the Refused Securities, the Investor Securityholders shall purchase from the Company, and the Company shall sell to the Investor Securityholders, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.3(b) if the Investor Securityholders have so elected, upon the terms and conditions specified in the Offer.

(d) Further Sale. In each case, any Offered Securities not purchased by the Investor Securityholders or other person or persons in accordance with Section 4.3 may not be sold or otherwise disposed of until they are again offered to the Investor Securityholders under the procedures specified in Sections 4.1, 4.2 and 4.3.

(e) Exception. The rights of the Investor Securityholders under this Section 4 shall not apply to the issuance of:

(i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) shares of a particular series of convertible Preferred Stock issued as a dividend to holders of such series of convertible Preferred Stock upon any subdivision or combination of shares of such series of convertible Preferred Stock or shares of Preferred Stock issued pursuant to Article Fourth, Section 3(d)(iii)(D) of the Charter;

(iii) the Conversion Shares (as defined in the Series C Stock Purchase Agreement);

(iv) Common Stock issued pursuant to the acquisition of another corporation by the Company by merger or purchase of substantially all of its stock or assets, if such acquisition is approved by (a) the majority vote or written consent of the Board of Directors (which majority shall include, if there are no Eligible Securities outstanding, at least two of the Preferred Designees (as defined below)) and (b) for so long as any Senior Eligible Securities are outstanding, the Senior Eligible Securities Majority;

(v) Common Stock offered to the public pursuant to an underwritten registration statement filed under the Securities Act resulting in an automatic conversion of all outstanding shares of Preferred Stock;

(vi) up to 48,498,196 shares of Common Stock, issued or issuable to officers, Founders, employees or directors of, or consultants to, the Company pursuant to a stock purchase or option plan or other compensatory stock arrangements approved by the Board of Directors; provided, that such plans or arrangements are approved by (a) the majority vote or written consent of the Board of Directors (which majority shall include, if there are no Eligible Securities outstanding, at least two of the Preferred Designees) and (b) for so long as any Senior Eligible Securities are outstanding, the Senior Eligible Securities Majority;

(vii) shares of Stock issued or issuable upon conversion of any convertible securities (including the Notes) or exercise of any options outstanding on the date on which shares of Preferred Stock are first issued, including the issuance of any replacement or balance security issued in respect thereof; and

(viii) grants or issuances of Stock or of rights, options or warrants (including the Warrants) to purchase Stock outstanding from time to time, granted or issued to strategic partners, lenders, equipment lessors or other financing sources who have entered into a strategic relationship with the Company or provided the Company with financing and the shares of Common Stock issued or issuable upon exercise of such rights, options and warrants (including the Warrants); provided, that such arrangements are approved by (a) the majority vote or written consent of the Board of Directors (which majority shall include, if there are no Eligible Securities outstanding, at least two of the Preferred Designees) and (b) for so long as any Senior Eligible Securities are outstanding, the Senior Eligible Securities Majority.

4.4 Waiver. The rights of the Investor Securityholders under this Section 4 may be waived in any instance, on behalf of all of the Investor Securityholders, prospectively or retroactively, by the Senior Eligible Securities Majority.

SECTION 5

BOARD OF DIRECTORS

5.1 Election of Directors. The Securityholders and the Company agree that they shall at all times and from time to time, if lawfully permitted to do so and as provided in the Company’s Charter, take any and all actions necessary or required (including, without limitation, voting their shares of Stock, and, if applicable, causing their designees to the Board of Directors, if any, to vote as directors) in a manner so that (1) the Board of Directors shall consist of at least ten (10) members, (2) if WP exercises its rights pursuant to Section 4.06 of the Junior Note Purchase Agreement, the Board of Directors shall consist of eleven (11) members and (3) that the Board of Directors shall include the following members:

(a) one (1) individual (the “Series C Designee”) elected by the holders of Series C Convertible Preferred Stock;

(b) one (1) individual (the “Oxford Designee”) designated by Oxford Bioscience Partners IV L.P. (“Oxford”);

(c) one (1) individual (the “EuclidSR Designee”, and, together with the Oxford Designee, the “Series A Designees”) designated by EuclidSR Partners, L.P. and EuclidSR Biotechnology Partners, L.P. (collectively, “EuclidSR”);

(d) one (1) individual who is the Chief Executive Officer of the Company, who shall initially be Mark Leuchtenberger;

(e) one (1) individual elected by the Common Stockholders in accordance with the Company’s Charter and by-laws, with Mr. Harry Penner, Jr. to be the initial representative of the Common Stockholders;

(f) two (2) individuals (the “Series B Designees” and, together with the Series A Designees and the Series C Designee, the “Preferred Designees”) designated by WP for as long as it continues to hold at least 40% of the shares of Series B Convertible Preferred Stock originally purchased by it;

(g) in the event that WP exercises its rights pursuant to Section 4.06 of the Junior Note Purchase Agreement, one (1) individual (the “Noteholder Designee”) designated by WP; and

(h) three (3) individuals with relevant industry experience jointly designated by the directors appointed pursuant to Sections 5.1(a) through (g) above;

provided, however, that notwithstanding the foregoing, for so long as any of the Eligible Securities remain outstanding, the Board of Directors shall include at least a majority of individuals designated by the Eligible Securities Majority. In such event, (I) the members of the Board of Directors specified in clauses (a), (b), (c), (f) and (g) of this Section 5.1 shall instead be designated by the Eligible Securities Majority, voting together as a single class and (II) any reference herein to “Preferred Designees” shall mean and refer to the designees appointed pursuant to clause (I) of this paragraph. Furthermore, for so long as any of the Eligible Securities remain outstanding, the Eligible Securities Majority shall be entitled, upon written notice to the Company, to elect to decrease the number of directors on the Board of Directors of the Company to no less than seven (7) members, and in the event of such a decrease, the Board of Directors shall consist of (i) a majority of individuals designated by the Eligible Securities Majority, (ii) one individual designated as contemplated by Section 5.1(d) above and (iii) 2 individuals designated as contemplated by Section 5.1(h) (provided that such individuals shall be designated jointly by the directors appointed pursuant to the foregoing clauses (i) and (ii)) and the obligations of the Company and the Securityholders to take any and all actions necessary or required (including, without limitation, voting their shares of Stock, and, if applicable, causing their designees to the Board of Directors, if any, to vote as directors) in a manner so that the Board includes such individuals in this Section 5.1 shall apply. The parties acknowledge that such an election has been made prior to the date hereof.

5.2 WP Rights After Conversion.

(a) After the conversion of the Series B Convertible Preferred Stock in accordance with the Charter, for so long as WP owns beneficially at least 40% of the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock initially purchased by it, the Company will nominate and use its best efforts to elect to the Board of Directors two individuals designated by WP, and (ii) for so long as WP owns beneficially at least 20% (but less than 40%) of such shares of Common Stock, the Company will nominate and use its best efforts to elect to the Board of Directors one individual designated by WP.

(b) After the conversion of the Notes, for so long as WP owns beneficially at least 40% of the shares of Common Stock issuable upon conversion of the Notes (or upon conversion of the securities issued upon conversion of the Notes) initially purchased by WP, the Company will nominate and use its best efforts to elect to the Board of Directors one (1) individual (in addition to and not in lieu of the individuals contemplated by Section 5.2(b)) designated by WP.

5.3 Vacancy; Removal. So long as the Securityholders are entitled to elect directors pursuant to this Agreement, any vacancy in the position of a director may be filled only by a person designated by the Securityholders entitled by this Agreement to designate the individual whose position has become vacant. A director may, during such director’s term of office, be removed at any time, with or without cause, only by the affirmative vote of the holders of Stock entitled to designate such director pursuant to this Agreement; provided, that, either individual appointed pursuant to Section 5.1(f) above may be removed by a majority of the Preferred Designees.

5.4 Observation Rights. With respect to any meeting of the Board of Directors or any committee thereof, at the invitation of the Board of Directors or any such committee, any or all of (a) CHP II, L.P., (b) Connecticut Innovations, Inc., (c) Axiom Venture Partners III, L.P., (d) Vox Equity Partners, L.P., (e) collectively, ABS Ventures VII, L.P. and ABS Investors L.L.C., (f) WP, (g) MedImmune Ventures, Inc., (h) Radius Venture Partners II, L.P., (i) Oxford, (j) EuclidSR, (k) SR One, Limited, and (l) Saints Capital VI, L.P. may designate an observer to attend such meeting of the Board of Directors or any committee thereof, so long as such entity is an Investor Securityholder. With respect to any meeting of the Board of Directors or any committee thereof, at the invitation of the Board of Directors or such committee, the Common Stockholders may designate an observer to attend such meeting of the Board of Directors or any committee thereof, so long as such designee is Thomas Steitz. The participation of any observer shall be conditioned upon such observer entering into a confidentiality agreement reasonably satisfactory to the Company.

SECTION 6

REMEDIES REGARDING PURCHASES

6.1 Delivery of Stock and Documents. Upon the closing of any purchase of any shares of Stock pursuant to this Agreement, the Securityholder shall deliver to the Company the following: (a) the certificate or certificates representing the shares of such Stock being sold, duly endorsed for transfer; and (b) bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the Securityholder and of such Securityholder’s compliance with this Agreement as may be reasonably required by the Company or by counsel for the Company.

6.2 Remedy for Failure to Transfer Shares. In the event that a Securityholder is required to sell or assign any Shares to the Company pursuant to this Agreement, and the Securityholder that is required to sell or assign his, her or its Shares is unable to, or for any reason does not, deliver the certificate or certificates evidencing such Shares to the Company in accordance with the applicable provisions of this Agreement, the Company may deposit the purchase price for such Shares (by good check, promissory note or both, as the case may be under the applicable provisions of this Agreement) with any bank doing business within fifty (50) miles of the Company’s principal office, or with the Company’s certified public accountant, as agent or trustee, or in escrow, for such Securityholder, to be held by such bank or accountant until withdrawn by such Securityholder. Upon such deposit by the Company and upon notice to the Securityholder that was required to sell or assign his, her or its Shares, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to the Company, and such Securityholder shall have no further rights thereto and the Company shall record such transfer in its stock transfer book.

SECTION 7

MISCELLANEOUS

7.1 Notices. Any and all notices, requests or other communications hereunder provided for herein shall be given in writing as Registered Notices, and such notices shall be addressed: (a) if to the Company, to the principal office of the Company; (b) if to a Securityholder, to the address of such Securityholder as reflected in the stock records of the Company or in the Schedules to this Agreement, unless notice of a change of address is furnished to all parties in the manner provided in this Section 7.1. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

7.2 Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

7.3 Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and assigns, and other legal representatives. In the event that any Securityholder transfers any of his or her Shares hereunder, as and to the extent permitted pursuant to this Agreement, such designee shall take such Shares subject to all of the terms and provisions of this Agreement.

7.4 Waiver; Amendment. Except as otherwise set forth herein, no waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom it is sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time. Any of the terms or provisions of this Agreement may be amended, modified, terminated or waived with and only with the written consent or affirmative vote of the Senior Eligible Securities Majority; provided, however, that any amendment or modification of any provision of this Agreement that materially adversely affects the express rights or obligations of the Common Stockholders or the Preferred Stockholders shall require the written consent or affirmative vote of the holders of a majority of the outstanding Stock (calculated on an as-if-converted and as-if-exercised basis).

7.5 Information and Inspection; Amendment to Stock Purchase Agreements. Notwithstanding any other agreement between any Securityholder and the Company, no Securityholder shall be entitled to any information rights, inspection rights or similar rights with respect to the Company except as required by law or as agreed in writing on or after the date of this Agreement. In furtherance, and not in limitation, of the foregoing, (i) the Company and the holders of 60% of the outstanding Series B Convertible Preferred Stock hereby amend the Series B Stock Purchase Agreement to delete Article VIII thereof in its entirety, except for Section 8.02 thereof, which shall remain in full force and effect; and (ii) the Company and the holders of a majority of the outstanding Series C Convertible Preferred Stock hereby amend the Series C Stock Purchase Agreement to delete Article VI thereof in its entirety, except for Section 6.02 thereof, which shall remain in full force and effect.

7.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflict of laws or choice of law principles.

7.7 Headings. The headings, subheadings and other captions of this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

7.8 Term of Agreement. This Agreement shall be effective as of the date first hereinabove set forth and shall terminate upon the earliest to occur of any one of the following events:

(a) The liquidation, dissolution or indefinite cessation of the business operations of the Company;

(b) The execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company;

(c) A Qualified Offering resulting in the automatic conversion to Common Stock of all outstanding shares of Preferred Stock; provided, however, that Section 5.2 shall survive and shall not be terminated upon a Qualified Offering;

(d) The sale, conveyance or disposal of all or substantially all of the Company’s property or business or the Company’s merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) for cash or if the Company effects any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, provided that this Section 7.8(d) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company; or

(e) With respect to the obligations of any party of this agreement, when such party no longer owns any Common Stock, any options to purchase Common Stock, warrants or other securities exercisable for Common Stock or securities convertible into Common Stock.

7.9 No Sale Period. If requested in writing by the underwriters for an underwritten public offering of securities of the Company, the Company and each Securityholder agree not to sell, make any short sale of, grant any option to buy or otherwise transfer any interest in its shares of Common Stock or Common Stock issuable upon the conversion of Preferred Stock or Notes or exercise of Warrants (other than shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period of not more than one hundred eighty (180) days following the consummation of such public offering; provided, however, that all executive officers, directors and holders of at least three percent (3%) of the outstanding equity securities of the Company shall also have agreed not to sell publicly their stock of the Company under the circumstances and pursuant to the terms set forth in this Section 7.9. The

Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of such 180 day period.

7.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amended and Restated Securityholders Agreement to be executed by their duly authorized representatives, as of the date first above written.

THE COMPANY:

RIB-X PHARMACEUTICALS, INC.

By:	/s/ Mark Leuchtenberger
Name:	Mark Leuchtenberger
Title:	President and Chief Executive Officer

Counterpart Signature Page to Fourth Amended and Restated Securityholders Agreement

SECURITYHOLDERS

WP VIII FINANCE, L.P.

By:	WPVIII GP, L.P., its General Partner
By:	Warburg Pincus Private Equity VIII, L.P.,
its General Partner
By:	Warburg Pincus Partners, LLC, its General Partner
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ Jonathan Leff
	Name:	Jonathan Leff
	Title:	Partner

AXIOM VENTURE PARTNERS III, LP

By:	/s/ Alan Mendelson
	Name:	Alan Mendelson
	Title:	General Partner

CHP II L.P.

By:	CHP II Management, LLC, its General Partner

By:	/s/ John J. Park
	Name:	John J. Park
	Title:	Managing Member

Counterpart Signature Page to Fourth Amended and Restated Securityholders Agreement

RADIUS VENTURE PARTNERS II L.P.
By: Radius Venture Partners II, LLC, its General Partner

By:	/s/ Jordan S. Davis
	Name:	Jordan S. Davis
	Title:	Managing Member

ABS VENTURES VII L.P.
By:	Calvert Capital Caymans I L.L.C.

By:	/s/ Bruns H. Grayson
	Name:	Bruns H. Grayson
	Title:	Managing Member

VOX EQUITY PARTNERS, L.P.

By:	/s/ Matthew K. Kelley
	Name:	M. Kelley
	Title:	MGP

VOX EQUITY PARTNERS II, L.P.
By:	Vox II GENERAL PARTNER, LLC, its General Partner
By:	Omega Fund III, LP, its member
By:	Omega Fund III GP LP, its General Partner
By:	Omega Fund III, GP Limited, its General partner

By:	/s/ Kevin Brennan
	Name:	Mr. Kevin Brennan
	Title:	Director

Counterpart Signature Page to Fourth Amended and Restated Securityholders Agreement

S.R. ONE, LIMITED

By:	/s/ Kent Gossett
	Name:	Kent Gossett
	Title:	Vice President & Partner

CONNECTICUT INNOVATIONS, INCORPORATED

By:	/s/ Peter Longo
	Name:	Peter Longo
	Title:	President & Executive Director

/s/ C. Boyd Clarke
C. Boyd Clarke

Counterpart Signature Page to Fourth Amended and Restated Securityholders Agreement

OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
	Name:	Jonathan Fleming
	Title:	Managing General Partner

MRNA FUND II L.P.
By:	OBP Management IV L.P.

By:	/s/ Jonathan Fleming
	Name:	Jonathan Fleming
	Title:	Managing General Partner

Counterpart Signature Page to Fourth Amended and Restated Securityholders Agreement

Managing Member of Saints Capital VI, LLC the General Partner of SAINTS CAPITAL VI, L.P.

By:	/s/ David Quinlivan
	Name:	David Quinlivan
	Title:	Managing Member

Counterpart Signature Page to Fourth Amended and Restated Securityholders Agreement

Exhibit A

Instrument of Accession

Fourth Amended and Restated Securityholders Agreement

The undersigned,                     , in order to become the owner or holder of              shares of              Stock, par value $0.001 per share of Rib-X Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby agrees to become a party to that certain Fourth Amended and Restated Securityholders Agreement dated as of January 10, 2011 (the “Agreement”), by and among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to become a Securityholder (as defined in the Agreement) under the terms of the Agreement. This Instrument of Accession shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.

Executed as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Date:

Accepted:

RIB-X PHARMACEUTICALS, INC.

By:
Name:
Title:

Date: